                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              FORM 8-K/A - Number 3


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934



Date of Report (Date of Earliest Event Reported)           May 7, 1997
                                                -------------------------------


QUADRAX CORPORATION
--------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in Charter)


Delaware                           0-16052                   05-0420158
--------------------------------------------------------------------------------
(State or Other Jurisdiction of    (Commission File Number)  (IRS Employer
Incorporation)                                               Identification No.)


300 High Point Avenue,                                   Portsmouth, RI  02871
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code  (401) 683-6600
--------------------------------------------------------------------------------


                                   Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 7.  Financial Statements Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Businesses Acquired.

                Attached as Appendix A are the audited financial statements for Victor Electric Wire and Cable Corporation for the fiscal years ending June 30, 1996 and June 30, 1995.


                Attached as Appendix A (1) are Victor Electric Wire and Cable Corporation's Unaudited Interim Balance Sheets as of March 31, 1997 and June 30, 1996, along with the related Unaudited Interim Statement of Operations and Accumulated Deficits for the three and nine months ended March 31, 1997 and 1996. Also, included are the related Unaudited Interim Statements of Cash Flows for the nine months ended March 31, 1997 and 1996.

      (b)  Pro Forma Financial Information.

                As previously reported on May 15, 1997, the Company on May 7, 1997, acquired all of the outstanding stock of Victel, Inc., a Delaware corporation ("Victel"), whose sole asset was all of the outstanding stock of Victor Electric Wire & Cable Corporation ("Victor") , a manufacturer of electric power cords and interconnect cables, for $720,000 cash and the assumption of approximately $2,840,000 of existing bank debt. The existing bank debt was refinanced at the closing by means of Victor entering into a new working capital and term credit agreement with Congress Financial Corporation, "Congress". The loan arrangement with Congress provides for a three-year revolving credit facility of up to $3,550,000 drawable against a percentage of accounts receivable and inventory, a $950,000 fully amortizing five year term loan and an equipment financing facility of up to $500,000, also based upon a five year fully-amortizing repayment schedule. All of such loans bear interest at a rate of prime plus 1.5%. The Company has guaranteed all of the obligations of Victor to Congress.

                The Company is accounting for this acquisition using the purchase method. Accordingly, the purchase price was allocated to the assets acquired in accordance with APB# 16. This treatment resulted in no excess of cost over assets acquired as of April 30, 1997.


                Attached as Appendix B is the Company's Unaudited Pro-Forma Combining Condensed Consolidated Balance sheet as of March 31, 1997, along with the related Unaudited Pro-Forma Combining Condensed Consolidated Statement of Operations for the three months ended March 31, 1997.

                Attached as Appendix C is the Company's Unaudited Pro-Forma Combining Condensed Consolidated Statement of Operations for the year ended December 31,1996.

      (c)  Exhibits.

           2.1 Stock Purchase Agreement between Quadrax Corporation and Exeter Capital L.P dated May 7, 1997.*

          10.1 Loan and Security Agreement between Victor Corporation and Congress Financial Corporation dated May 7, 1997.*

          10.2 Lease between CRW Real Estate Partnership, as amended, and Victor Corporation dated as of October 31, 1995. To be filed by Amendment to this Form 8-K at a later date.*

          10.3 Employment Agreement dated as of May 7, 1997 between Victor Corporation and John V. Palermo. To be filed by* Amendment to this Form 8-K at a later date.

          10.4  Press Release dated May 8, 1997.*

               *Previously filed

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Quadrax Corporation


     December 22, 1997                    /s/ James J. Palermo
----------------------------             --------------------------------------
         (Date)                          James J. Palermo, Chairman and
                                         Chief Executive Officer



     December 22, 1997                    /s/ Brooks R. Herrick
----------------------------             --------------------------------------
         (Date)                          Brooks R. Herrick, Chief
                                         Financial Officer and Principal
                                         Accounting Officer

                                  Appendix A

                        Audited Financial Statements for
           Victor Electric Wire and Cable Corp. for the fiscal years
                    ending June 30, 1996 and June 30, 1995.

                      VICTOR ELECTRIC WIRE & CABLE CORP.

                     FINANCIAL STATEMENTS AND AUDIT REPORT

                                 JUNE 30, 1996

                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                                    CONTENTS
--------------------------------------------------------------------------------



REPORT OF INDEPENDENT ACCOUNTANTS                                            1

BALANCE SHEETS                                                               2

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT                             3

STATEMENTS OF CASH FLOWS                                                   4/5

NOTES TO FINANCIAL STATEMENTS                                             6/13


            AN OHIO REGISTERED PARTNERSHIP HAVING LIMITED LIABILITY
--------------------------------------------------------------------------------
PRIVATE COMPANIES           MEMBER AICPA DIVISION         SEC PRACTICE SECTION
PRACTICE SECTION               FOR CPA FIRMS



                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Victor Electric Wire & Cable Corp.
West Warwick, Rhode Island

We have audited the accompanying balance sheets of Victor Electric Wire & Cable Corp. (a wholly-owned subsidiary of Victel, Inc.) as of June 30, 1996 and July 2, 1995, and the related statements of operations and accumulated deficit and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victor Electric Wire & Cable Corp. as of June 30, 1996 and July 2, 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.



Cincinnati, Ohio
August 23, 1996, except for
 the notes payable and subsequent event
 footnotes, as to which the date is
 May 7, 1997

                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                                BALANCE  SHEETS
                         JUNE 30, 1996 AND JULY 2, 1995
--------------------------------------------------------------------------------


                                         1996        1995

          ASSETS

CURRENT ASSETS
  Cash                                $  109,102  $  172,895
  Receivables - less allowance for
    doubtful accounts of $60,000       3,008,842   2,844,066
  Refundable Income Taxes                  4,000      17,000
  Inventories                          1,038,969   1,113,876
  Prepayments                             23,268      73,395
  Deferred Income Taxes                  152,000     398,000
                                      ----------  ----------

          Total Current Assets         4,336,181   4,619,232




EQUIPMENT AND LEASEHOLD
 IMPROVEMENTS, net                       972,045   1,171,951



OTHER ASSETS                             112,798     153,006



DEFERRED INCOME TAXES                    875,000     936,000
                                       ---------   ---------



TOTAL ASSETS                          $6,296,024  $6,880,189
                                       =========   =========


    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------


                                                       1996          1995

          LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Bank Overdraft                                   $    18,174   $   140,468
  Current Portion of Long-Term Debt -
    Senior Term Note                                   345,264     1,110,840
    Other                                               11,476        16,806
  Accounts Payable                                   1,677,263     1,179,582
  Accrued Expenses                                     792,822       884,764
                                                   -----------   -----------

          Total Current Liabilities                  2,844,999     3,332,460
                                                   -----------   -----------


LONG-TERM LIABILITIES
  Revolving Line of Credit                           2,785,203     2,800,000
  Senior Term Note                                     405,644        92,488
  Subordinated Debt to Related Parties               2,439,063     2,439,063
  Capital Lease Obligation                                   -        11,476
  Accrued Expenses                                     127,375             -
                                                   -----------   -----------

          Total Long-Term Liabilities                5,757,285     5,343,027
                                                   -----------   -----------

CONTINGENCIES


STOCKHOLDER'S DEFICIT
  Preferred Stock - $100 par value - 15,000
    shares authorized; 2615.9 shares issued            261,590       261,590
  Common Stock - $10 par value - 10,000 shares
    authorized; 60 shares issued                           600           600
  Accumulated Deficit                               (2,568,450)   (2,057,488)
                                                   -----------   -----------

          Total Stockholder's Deficit               (2,306,260)   (1,795,298)
                                                   -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT        $ 6,296,024   $ 6,880,189
                                                   ===========   ===========


                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
             STATEMENTS  OF  OPERATIONS  AND  ACCUMULATED  DEFICIT
            YEARS ENDED JUNE 30, 1996, JULY 2, 1995 AND JULY 3, 1994
--------------------------------------------------------------------------------



                                               1996           1995           1994

SALES                                      $ 18,117,060   $ 20,552,955   $ 22,458,158
  Less Returns and Allowances                    98,763        137,595        166,463
                                           ------------   ------------   ------------
                                             18,018,297     20,415,360     22,291,695

COST OF SALES                                15,822,098     17,196,716     18,150,713
                                           ------------   ------------   ------------

  Gross Profit                                2,196,199      3,218,644      4,140,982
                                           ------------   ------------   ------------

OPERATING EXPENSES
  Selling                                       421,882        652,676        644,075
  General and Administrative                  1,434,258      1,359,939      1,384,867
                                           ------------   ------------   ------------
                                              1,856,140      2,012,615      2,028,942
                                           ------------   ------------   ------------

INCOME FROM OPERATIONS                          340,059      1,206,029      2,112,040
                                           ------------   ------------   ------------

OTHER INCOME (EXPENSE)
  Interest Income                                 5,818          6,000          6,000
  Interest Expense - senior debt            (   375,894)   (   485,356)   (   315,286)
  Interest Expense - subordinated debt      (   249,328)   (   245,261)   (   479,476)
  Amortization Expense                      (    68,592)   (    68,592)   (    56,577)
  Gain on Disposition of Assets                       -          7,500         76,544
  Other, net                                    143,975    (    54,514)         2,098
                                           ------------   ------------   ------------
                                            (   544,021)   (   840,223)   (   766,697)

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                              (   203,962)       365,806      1,345,343

  Provision for Income Taxes                    307,000         88,000        581,000
                                           ------------   ------------   ------------

NET INCOME (LOSS)                           (   510,962)       277,806        764,343

ACCUMULATED DEFICIT - beginning of year     ( 2,057,488)   ( 2,335,294)   ( 3,099,637)
                                           ------------   ------------   ------------

ACCUMULATED DEFICIT - end of year          $( 2,568,450)  $( 2,057,488)  $( 2,335,294)
                                           ============   ============   ============



    The accompanying notes are an integral part of the financial statements.

                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                          STATEMENTS  OF  CASH  FLOWS
            YEARS ENDED JUNE 30, 1996, JULY 2, 1995 AND JULY 3, 1994

------------------------------------------------------------------------------------

                                             1996           1995           1994
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Cash Received from Customers           $ 17,821,098   $ 20,838,468   $ 21,953,017
  Cash Paid to Suppliers and
    Employees                             (16,668,962)   (19,252,144)   (20,180,133)
  Interest Received                             5,818          6,000          6,000
  Interest Paid                           (   497,057)   (   704,190)   ( 1,089,877)
  Income Taxes Refunded (Paid)                 13,000    (    17,000)   (    41,000)
                                         ------------   ------------   ------------

       NET CASH PROVIDED BY
         OPERATING ACTIVITIES                 673,897        871,134        648,007
                                         ------------   ------------   ------------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Purchase of Equipment and
    Leasehold Improvements                (   131,373)   (   266,539)   (   418,649)
  Proceeds from Sale of Equipment                   -          7,500         78,775
                                         ------------   ------------   ------------

       NET CASH USED BY
         INVESTING ACTIVITIES             (   131,373)   (   259,039)   (   339,874)
                                         ------------   ------------   ------------

CASH FLOWS FROM FINANCING
  ACTIVITIES
  Increase (Decrease) in
    Bank Overdraft                        (   122,294)       140,468    (    42,923)
  Net Borrowings (Payments) on
    Line of Credit                        (    14,797)       313,610    (   180,349)
  Issuance of Senior Term Note                225,000              -      2,880,000
  Payments of Senior Term Note            (   677,420)   ( 1,110,840)   (   565,832)
  Payments of Subordinated Debt                     -              -    ( 2,000,000)
  Payments Under Capital Lease
    Obligations                           (    16,806)   (    13,756)   (    12,099)
  Payment of Deferred Financing Costs               -              -    (   156,112)
                                         ------------   ------------   ------------

       NET CASH USED BY
         FINANCING ACTIVITIES             (   606,317)   (   670,518)   (    77,315)
                                         ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH           (    63,793)   (    58,423)       230,818

CASH - beginning of year                      172,895        231,318            500
                                         ------------   ------------   ------------

CASH - end of year                       $    109,102   $    172,895   $    231,318
                                         ============   ============   ============


    The accompanying notes are an integral part of the financial statements.

                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                          STATEMENTS  OF  CASH  FLOWS
            YEARS ENDED JUNE 30, 1996, JULY 2, 1995 AND JULY 3, 1994
--------------------------------------------------------------------------------



                                              1996           1995          1994
RECONCILIATION OF NET INCOME
  (LOSS) TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES
  Net Income (Loss)                          $(510,962)   $  277,806    $  764,343
  Adjustments to Reconcile Net
    Income (Loss) to Net Cash
    Provided by Operating Activities -
    Depreciation                               331,279       347,050       372,493
    Amortization Expense                        68,592        68,592        56,577
    Bad Debt Expense                            32,423        61,418             -
    Deferred Income Taxes                      307,000        88,000       563,000
    Gain on Disposition of Assets                    -   (     7,500)  (    76,544)
    Changes in Operating Assets
      and Liabilities -
      Decrease (Increase) in -
        Receivables                           (197,199)      423,108     (   338,678)
        Refundable Income Taxes                 13,000   (    17,000)              -
        Inventories                             74,907       258,238     (     9,285)
        Prepayments and Deposits                21,743        16,029     (    72,433)
      Increase (Decrease) in -
        Accounts Payable and
          Accrued Expenses                     405,739   (   611,445)    (    88,422)
        Income Taxes Payable                         -             -     (    23,000)
        Long-Term Accrued Expenses             127,375   (    33,162)    (   500,044)
                                            ----------    ----------      ----------

NET CASH PROVIDED BY
  OPERATING ACTIVITIES                      $  673,897    $  871,134      $  648,007
                                            ==========    ==========      ==========




    The accompanying notes are an integral part of the financial statements.

                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the company are as follows:

YEAR END - The company's year end is the 52 or 53-week period ending on the Sunday closest to June 30. The years ended June 30, 1996 and July 2, 1995, each included 52 weeks and the year ended July 3, 1994, included 53 weeks.

DESCRIPTION OF BUSINESS - The company is a New York corporation and a wholly-owned subsidiary of Victel, Inc. The company's operations consist primarily of the manufacture and sale of power cords and specialty cable products to original equipment manufacturers throughout the United States, Mexico, Canada and Western Europe.

CASH AND CASH EQUIVALENTS - The company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all of the company's cash is held at one bank.

INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method except for copper inventory, which is determined by the last-in, first-out (LIFO) method.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Owned equipment and improvements are stated at cost. Equipment under capital leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

Owned equipment and improvements are depreciated over their estimated useful lives on the straight-line method. Equipment under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets.

INTANGIBLE ASSETS - Deferred financing costs relating to the term note and revolving line of credit are amortized over their thirty-six month term.

INCOME TAXES - Deferred income taxes are recognized for estimated future tax effects attributed to temporary differences between book and tax bases of assets and liabilities and for carryforward items.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


                            INVENTORIES

Inventories consist of the following:
                                                1996         1995

Raw Materials                             $  507,079   $  410,733
Work in Process                               81,400      122,565
Finished Goods                               450,490      580,578
                                          ----------   ----------
                                          $1,038,969   $1,113,876
                                          ==========   ==========

Current estimated replacement price of copper inventories is higher than the LIFO inventory value by approximately $72,000 and $105,000 as of June 30, 1996 and July 2, 1995, respectively.


EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

                                      1996          1995

Machinery and Equipment           $ 4,040,931   $ 3,922,079
Leasehold Improvements              1,544,166     1,533,412
Furniture, Fixtures and
  Data Processing Equipment           721,893       720,124
Data Processing Equipment Held
  Under Capitalized Lease              69,589        69,589
                                  -----------   -----------
                                    6,376,579     6,245,204
Accumulated Depreciation           (5,404,534)   (5,073,253)
                                  $   972,045   $ 1,171,951
                                  ===========   ===========


                    VICTOR  ELECTRIC  WIRE  &  CABLE  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


NOTES PAYABLE

Long-term debt consists of the following:

                                                      1996         1995

Prime Plus 2% Term Note - payable $30,500
  monthly plus interest through July, 1997          $  750,908   $1,203,328

Prime Plus 1.75% Revolving Line of Credit -
  interest payable monthly - due July, 1997          2,785,203    2,800,000

10% Subordinated Notes to a Shareholder
  of the Parent Company - due December 31, 1997      2,439,063    2,439,063

Obligations Under Capital Lease for Data
  Processing Equipment - payable $1,756
  monthly through January, 1997                         11,476       28,282
                                                    ----------   ----------
                                                     5,986,650    6,470,673
Less Current Portion                                   356,740    1,127,646
                                                    ----------   ----------
                                                    $5,629,910   $5,343,027
                                                    ==========   ==========

In March, 1994, the company increased its term note to $2,684,448, utilizing the additional borrowing to prepay a portion of its subordinated debt. In March, 1996, the company executed the second amendment to its revolving line of credit and term note agreement. This amendment provided for additional term note borrowings of $225,000, modified the repayment terms and extended the due date of the revolving line of credit and term note to July 31, 1997. This revolving credit is secured by the company's receivables and inventory, with maximum available borrowings limited based on receivables and inventory levels. A portion of the term note and revolving credit facility is guaranteed by a shareholder of the parent company.

The provisions of the company's loan and credit agreement contain various restrictive covenants which include minimum net worth, minimum current ratio, minimum debt coverage ratios, restrictions on property and equipment additions and restrictions on additional indebtedness.

As of June 30, 1996, the company was in violation of its interest coverage and minimum net worth covenants, and these violations were not waived by the bank. As described in the subsequent event footnote, the term note and revolving line of credit were refinanced on May 7, 1997, and the subordinated debt was converted to additional paid-in capital.

Aggregate maturities of long-term debt, excluding capital lease obligations and subordinated debt and giving effect to the refinancing, for the five years subsequent to June 30, 1996, are as follows:

      YEAR ENDING
  June 29, 1997                                               $  345,264
  June 28, 1998                                               $  100,497
  June 27, 1999                                               $  111,019
  July 2, 2000                                                $2,907,847
  July 1, 2001                                                $  135,485

                                       8

                      VICTOR ELECTRIC WIRE & CABLE CORP.
                        NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


LEASES

The company leases data processing equipment under a capital lease and certain equipment and real estate under noncancelable operating leases expiring through December, 2002.

Future minimum lease payments under the capital lease and noncancelable operating leases as of June 30, 1996, are as follows:

                                                CAPITAL    OPERATING

YEAR ENDING
  June 29, 1997                                  $12,261   $  275,686
  June 28, 1998                                        -      249,049
  June 27, 1999                                        -      248,310
  July 2, 2000                                         -      250,000
  July 1, 2001                                         -      250,000
  Later Years                                          -      125,000
                                                 -------   ----------
Total Minimum Lease Payments                      12,261   $1,398,045
                                                           ==========
Less Amounts Representing Interest                   785
                                                 -------
Present Value of Net Minimum Lease Payments      $11,476
                                                 =======

Rent expense totaled $311,253 for 1996, $337,705 for 1995 and $363,262 for 1994.


PENSION PLAN

The company maintained a defined contribution plan through December 31, 1994, for substantially all union employees. Any employee who was a member of Local 2014 of the International Brotherhood of Electrical Workers Union, AFL-CIO was eligible to participate in the plan on the first day of the plan year in which such employee completed one year of service with the company and attainment of
age twenty-one.   The plan provided benefits upon retirement, disability or
death, or upon termination of employment. On January 1, 1995, the company merged this plan with its defined contribution thrift plan.

The company maintains a defined contribution thrift plan for substantially all employees. Under this plan, eligible employees are permitted to contribute a portion of their compensation with the company making a matching contribution up to certain maximum levels.

Pension expense is summarized as follows:

                                       1996       1995       1994

Money Purchase Plan and Trust for
  Members of IBEW Local 2014          $      -   $ 45,137    $56,125
Thrift Plan                            103,049     92,730     43,059
                                      --------   --------    -------
                                      $103,049   $137,867    $99,184
                                      ========   ========    =======


                      VICTOR ELECTRIC WIRE & CABLE CORP.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


INCOME TAXES

Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes," (SFAS 109), requires that deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. SFAS 109 generally allows the recognition of deferred tax assets related to the anticipated benefit of net operating loss carryforwards and future temporary differences, subject to certain valuation allowance adjustments.

A valuation allowance is required by SFAS 109 if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management concluded that valuation allowances of $342,000 and $31,000 were appropriate at June 30, 1996 and July 2, 1995, based on forecasted operating results during the loss carryforward period. The need for the valuation allowance is evaluated periodically by management and it is reasonably possible that the allowance could change materially in the near term.

The provision for income taxes consists of the following:

                                      1996       1995       1994

CURRENT PROVISION
  Federal Income Tax                $      -     $     -   $ 18,000
                                    --------     -------   --------

DEFERRED PROVISION
  Federal Income Tax                (  3,000)     22,000    468,000
  State Income Tax                  (  1,000)     35,000     95,000
                                    --------     -------   --------
                                    (  4,000)     57,000    563,000
                                    --------     -------   --------
  Change in Valuation Allowance      311,000      31,000          -
                                    --------     -------   --------
                                    $307,000     $88,000   $581,000
                                    ========     =======   ========

The provision for income taxes is different from the amount computed by applying statutory rates to income before taxes. The reasons for the difference are as follows:

                                                 1996        1995       1994

Federal Income Tax at Statutory Rate          $( 69,000)  $ 124,000    $457,000
State Income Taxes, net of federal benefit     ( 13,000)     24,000     106,000
Change in Valuation Allowance                   311,000      31,000           -
Other                                            78,000    ( 91,000)          -
Increases in Taxes Resulting From -
  Effect of Alternative Minimum Tax                   -           -      18,000
                                              ---------   ---------    --------
                                              $ 307,000   $  88,000    $581,000
                                              =========   =========    ========


                      VICTOR ELECTRIC WIRE & CABLE CORP.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


INCOME TAXES - continued

As of June 30, 1996 and July 2, 1995, the tax effect of components of net deferred tax assets and liabilities is as follows:

                                                  1996          1995

DEFERRED TAX ASSETS
  Net Operating Loss Carryforward              $  577,000    $  667,000
  Alternative Minimum Tax Credit                   60,000        60,000
  State Investment Tax Credit                      29,000             -
  Accrued Interest on Subordinated Notes          611,000       569,000
  Accrued Expenses                                 26,000        25,000
  Expenses Payable to Related Parties              50,000        51,000
  Allowances for Slow Moving Inventory             44,000        39,000
  Allowances for Uncollectible Receivables         24,000        24,000
  Other                                             4,000        15,000

DEFERRED TAX LIABILITIES
  Depreciation                                 (   47,000)   (   78,000)
  Other                                        (    9,000)   (    7,000)
                                               ----------    ----------
                                                1,369,000     1,365,000
VALUATION ALLOWANCE                               342,000        31,000
                                               ----------    ----------

NET DEFERRED TAX ASSETS AND LIABILITIES        $1,027,000    $1,334,000
                                               ==========    ==========

In 1989 the company underwent a change in ownership pursuant to Internal Revenue Code Section 382. Under this provision, the company's ability to utilize its net operating loss carryovers and credit carryovers up to and prior to the date of change in ownership is restricted. It is estimated that the company will be able to use only approximately $21,000 of such losses per year over the fifteen year carryover period.

In addition, the company has net operating losses generated subsequent to the change in ownership which are available to reduce future taxable income and income taxes which will expire in the following years:

YEAR ENDING
 June 27, 2004                                              $   126,000
 July 2, 2006                                                 1,378,000
                                                              ---------
                                                            $ 1,504,000
                                                              =========

The company has an alternative minimum tax net operating loss carryforward of approximately $1,150,000.

                      VICTOR ELECTRIC WIRE & CABLE CORP.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


RELATED PARTY TRANSACTIONS

The company has a 10% subordinated note in the amount of $2,439,063 due to a stockholder of its parent company. Interest expense totaled $249,328 for 1996, $245,261 for 1995, and $479,476 for 1994 of which $127,375 was accrued at June
30, 1996. The company has unpaid management fees of $125,000 as of June 30, 1996 and July 2, 1995.

During 1995, the company transacted product sales of $2,300 with a company which has common ownership with the company's parent.


MAJOR CUSTOMERS AND LABOR CONCENTRATION

Sales to two major customers accounted for 39%, 39% and 41% of the company's net sales for 1996, 1995 and 1994, respectively. Receivables from these customers accounted for 46% and 41% of total receivables as of June 30, 1996 and July 2, 1995.

The company's production and certain indirect employees are covered under a collective bargaining agreement with Local 2014, International Brotherhood of Electrical Workers, AFL-CIO. At June 30, 1996, approximately 77% of the company's employees are covered by a collective bargaining agreement that expires on April 7, 1997.


CONTINGENCIES

The company has been notified by the Rhode Island Department of Employment and Training that it has been considered a "successor employer" for its employees whose services were provided through an employee leasing arrangement from January through June, 1993. The company is in the process of appealing the state court decision in this matter and intends to vigorously pursue its legal alternatives to successfully resolve this matter. The Department of Employment and Training has assessed the company an additional $169,695 and $150,068 in unemployment taxes as of June 30, 1996 and July 2, 1995, respectively, which has been accrued by the company and is included in Accrued Expenses.

In 1989, the company was notified by the United States Environmental Protection Agency (EPA) that they had been identified by the EPA as a potentially responsible party (PRP) for clean-up costs of a hazardous waste site. Approximately 59 other companies were also identified as PRP's of the site. On January 30, 1992, the company entered into a de minimis settlement with the Environmental Protection Agency in the amount of $157,648, of which $33,162 was paid in each of the three years ended July 2, 1995. The remaining balance of $33,162 is payable during fiscal year 1997.

The company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a materially adverse effect on the company.

                      VICTOR ELECTRIC WIRE & CABLE CORP.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


SUBSEQUENT EVENT

On May 7, 1997, a buyer purchased all of the outstanding stock of the company's parent, Victel, Inc. As a result of this transaction, the existing bank debt was refinanced at the closing by means of the company entering into a new working capital and term credit agreement with a financial institution. The loan arrangement provides for a three-year revolving credit facility of up to $3,550,000 drawable against a percentage of accounts receivable and inventory, a $950,000 fully amortizing five year term loan and an equipment financing facility of up to $500,000, also based upon a five year fully-amortizing repayment schedule. All of such loans bear interest at a rate of prime plus 1.5%. The company's parent has guaranteed all of the refinanced debt. Additionally, in conjunction with the sale of stock, the subordinated debt of $3,439,063 was converted to additional paid-in capital.

                                APPENDIX A (1)

                 Victor Electric Wire and Cable Corporation's
   Unaudited Interim Balance Sheets as of March 31, 1997 and June 30, 1996,
     along with the related Unaudited Interim Statements of Operations and Accumulated Deficit for the three and nine months ended March 31, 1997 and 1996. Also included are the related Unaudited Interim Statements of
         Cash Flow for the Nine Months ended March 31, 1997 and 1996.

                  VICTOR ELECTRIC WIRE AND CABLE CORPORATION

                            INTERIM BALANCE SHEETS
                            (Dollars in thousands)
                                  (Unaudited)


                                                          March 31,   June 30,
                                                            1997       1996
                                                          ---------   --------
Assets
Current Assets
    Cash                                                   $     8    $   109
    Accounts receivable                                      2,163      3,009
    Inventories                                              1,394      1,039
    Other current assets                                       167        179
                                                           -------    -------
                Total Current Assets                         3,732      4,336

Equipment and Leasehold improvements                         6,466      6,377
    Accumulated Depreciation                                (5,646)    (5,405)
                                                           -------    -------
                Net Equipment and Leasehold Improvements       820        972

Other Assets                                                    86        113

Deferred Income Taxes                                          875        875
                                                           -------    -------
                Total Assets                               $ 5,513    $ 6,296
                                                           =======    =======
Liabilities and Stockholder's Deficit

Current Liabilities
    Accounts payable                                       $ 1,467    $ 1,677
    Accrued expenses                                           866        793
    Other current liabilities                                  275        375
                                                           -------    -------
                Total Current Liabilities                    2,608      2,845
                                                           -------    -------

Long Term Liabilities
    Revolving line of credit                                 2,281      2,785
    Subordinated debt to related parties                     2,439      2,439
    Other long term liabilities                                699        533
                                                           -------    -------
                Total Long-Term Liabilities                  5,419      5,757
                                                           -------    -------

Contingencies
Stockholder's Deficit
    Preferred stock - $100 par value - 15,000 shares
       authorizes; 60 shares issued                            262        262
    Accumulated Deficit                                     (2,776)    (2,568)
                                                           -------    -------
                Total Stockholder's Deficit                 (2,514)    (2,306)
                                                           -------    -------
    Total Liabilities and Stockholder's Deficit            $ 5,513    $ 6,296
                                                           =======    =======


                             See accompanying note

                  VICTOR ELECTRIC WIRE AND CABLE CORPORATION

           INTERIM STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                            (Dollars in thousands)
                                  (Unaudited)



                                                        Three months ended     Nine months ended
                                                            March 31,              March 31,
                                                         1997        1996       1997        1996
                                                       -------     -------     -------      -------
Net Sales                                              $ 3,327     $ 3,438     $11,483      $13,149
Cost of Sales                                            3,060       3,266      10,073       11,569
                                                       -------     -------     -------      -------
    Gross Profit                                           267         172       1,410        1,580
    Selling, General and Administrative                    394         444       1,223        1,420
                                                       -------     -------     -------      -------
Income (Loss) From Operations                             (127)       (272)        187          160
Other Income (Expense), net                               (116)         10        (393)        (320)
                                                       -------     -------     -------      -------
Income (Loss) Before Provision For Income Taxes           (243)       (262)       (206)        (160)
    Provision for Income Taxes                            --          --             1            1
                                                       -------     -------     -------      -------
Net Income (Loss)                                         (243)       (262)       (207)        (161)
Accumulated Deficit - beginning of period               (2,533)     (1,957)     (2,569)      (2,058)
                                                       -------     -------     -------      -------
Accumulated Deficit - end of period                    $(2,776)    $(2,219)    $(2,776)     $(2,219)
                                                       =======     =======     =======      =======


                             See accompanying note

                  VICTOR ELECTRIC WIRE AND CABLE CORPORATION

                       INTERIM STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH
                            (Dollars in thousands)
                                  (Unaudited)




                                                            Nine months ended
                                                                March 31
                                                          ----------------------
                                                             1997        1996
                                                          ----------   ---------
Reconciliation of Net Income (Loss) to Net Cash
 Provided by Operating Activities
    Net Income (Loss)                                        $(208)     $(161)
    Adjustments to Reconcile Net
      Income (Loss) to Net Cash
      Provided by Operating Activities -
      Depreciation and Amortization                            271        301
      Changes in Operating Assets and Liabilities              549        712
                                                             -----      -----
         Net Cash Provided by Operating Activities             612        852
                                                             -----      -----

Cash Flows from Investing Activities
    Purchase of Equipment and Leasehold Improvements           (89)       (90)
                                                             -----      -----

Cash Flows from Financing Activities
    Increase in Bank Overdraft                                 166        410
    Net Borrowings (Payments) on Line of Credit               (504)      (752)
    Insurance of Senior Term Note                               --        225
    Payments of Senior Term Note                              (275)      (586)
    Payments Under Capital Lease Obligations                   (11)       (12)
                                                             -----      -----
         Net Cash Used by Financing Activities                (624)      (715)
                                                             -----      -----
         Net Increase (Decrease) in Cash                      (101)        47
         Cash - beginning of year                             (109)        32
                                                             -----      -----
         Cash - end of year                                  $   8      $  79
                                                             =====      =====

                             See accompanying note

                              VICTOR CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. The unaudited condensed consolidated financial statements presented herein have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and note disclosures required by generally accepted accounting principles. In the opinion of management, such condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 1997 and the results of operations for the nine months ended March 31, 1997 and March 31, 1996. It is suggested that these Condensed Consolidated Financial Statements be read in conjunction with the Consolidated Financial Statements and the notes thereto included in the Company's latest audited financial statements included in this Form 8K/A for the year ended December 31, 1996.

                                  Appendix B

             The Company's Unaudited Pro-Forma Combining Condensed
              Consolidated Balance Sheet as off March 31, 1997,
                  along with the related Unaudited Pro-Forma
                      Combining Condensed Consolidated
                       Statement of Operations for the
                      three months ended March 31, 1997.

                              Quadrax Corporation
                              -------------------

 Pro-Forma Combining Condensed Consolidated Balance Sheet As of March 31, 1997
 -----------------------------------------------------------------------------

                                  (Unaudited)
                                      -----------

                                                        (A)
                                                                                                    As
                                                   Acq Entry/Victor    Quadrax, as reported      Combined
                                                ---------------------- --------------------- ------------------
Current assets:
Cash                                            $       (710,175)      $      2,523,697      $      1,813,522
Accounts Receivable & Other rec's                      2,178,221                913,797             3,092,018
Inventories                                            1,292,110              1,372,491             2,664,601
Other current assets                                      10,780                127,091               137,871
                                                ---------------------------------------------------------------
                        Total current assets           2,770,936              4,937,076             7,708,012
                                                ---------------------------------------------------------------
Property and equipment, at cost:

Machinery & equipment                                  2,492,913              4,631,029             7,123,942

Office equipment                                         105,250                919,245             1,024,495

Leasehold improvements                                    63,781              1,090,087             1,153,868
                                                ---------------------------------------------------------------
                                                       2,661,944              6,640,361             9,302,305
Less accumulated depreciation and amortization                               (3,661,723)           (3,661,723)
                                                ---------------------------------------------------------------
                   Property & equipment, net           2,661,944              2,978,638             5,640,582

Net deferred charges                                      73,139                                       73,139

Other non-current assets                                  80,346                622,647               702,993
                                                ---------------------------------------------------------------
                                Total assets    $      5,586,365       $      8,538,361      $     14,124,726
                                                ===============================================================
Current Liabilities:

Notes payable, bank
 working capital lines                          $      2,345,994       $             -       $      2,345,994
Current - L/T debt-bank                                   61,000                836,863               897,863
Accounts payable - trade & other                       1,689,340                914,212             2,603,552
Accrued expenses                                       1,105,123                891,905             1,997,028
                                                ---------------------------------------------------------------
                   Total current liabilities           5,201,457              2,642,980             7,844,437

Long-term debt, less current portion                     384,908                318,330               703,238
Convertible debentures payable                                 0              3,960,000             3,960,000
                                                ---------------------------------------------------------------
                           Total liabilities           5,586,365              6,921,310            12,507,675
                                                ---------------------------------------------------------------

Stockholders' Equity:
  Common & preferred stock                                    -                     313                   313

  Additional paid-in-capital                                  -              69,181,603            69,181,603

  Retained earnings (deficit)                                 -             (65,288,745)          (65,288,745)

  Treasury stock and deferred charges                         -              (2,276,120)           (2,276,120)
                                                ---------------------------------------------------------------

                  Total stockholders' equity                   0              1,617,051             1,617,051
                                                ---------------------------------------------------------------
                  Total liabilities & equity    $      5,586,365       $      8,538,361      $     14,124,726
                                                ===============================================================

    The accompanying note is an integral part of this pro-forma combining consolidated balance sheet.

                              Quadrax Corporation
      Pro-Forma Combining Condensed Consolidated Statement of Operations
      ------------------------------------------------------------------
                   For the Three Months Ended March 31, 1997
                   -----------------------------------------
                                  (Unaudited)
                                  -----------

                                                                             As         Pro-Forma       March 31, 1997
                                             Victor        Quadrax        Combined     Adjustments       As Adjusted
                                          -----------    -----------    -----------    -----------      --------------
Net Sales                                 $ 3,333,688    $   649,501    $ 3,983,189    $         -         $ 3,983,189

Cost of Sales                               2,985,492        663,185      3,648,677              -           3,648,677
                                          -----------    -----------    -----------    -----------      --------------
                      Gross profit            348,196        (13,684)       334,512              -             334,512
                                          -----------    -----------    -----------    -----------      --------------

Selling, general, administrative
  and research & development                 (385,164)    (1,297,118)    (1,682,282)             -          (1,682,282)

Depreciation                                  (82,958)      (198,254)      (281,212)        (2,221) /(2)/     (283,433)
                                          -----------    -----------    -----------    -----------      --------------

     Income (loss) from operations           (119,926)    (1,509,056)    (1,628,982)        (2,221)         (1,631,203)

Interest expense                             (122,933)       (21,930)      (144,863)        62,330  /(1)/      (82,533)
                                          -----------    -----------    -----------    -----------      --------------

              Income (loss) before
                  income taxes               (242,859)    (1,530,986)    (1,773,845)       (60,109)         (1,713,736)

                      Income taxes                  -              -              -              -                   -
                                          -----------    -----------    -----------    -----------      --------------
                        Net (loss)        $  (242,859)   $(1,530,986)   $(1,773,845)   $   (60,109)        $(1,713,736)
                                          ===========    ===========    ===========    ===========      ==============

    The accompanying note is an integral part of this pro-forma combining condensed consolidated statement of operations.

                              Quadrax Corporation
                              -------------------
  Note to the Combined Condensed Consolidated Pro-Forma Balance Sheet as of
  -------------------------------------------------------------------------
  March 31, 1997 and Combined Condensed Consolidated Pro-Forma Statement of
  -------------------------------------------------------------------------
             Operations for the Three Months Ended March 31, 1997
             ----------------------------------------------------




     The pro-forma combining condensed consolidated balance sheet at March 31, 1997 and the pro-forma statement of operations for the three months ended March 31, 1997 present the pro-forma effects on the historical combined operating results as if the combination of the combined entity were consummated as of January 1, 1997.

     The pro-forma adjustments include:

     (A) The initial cash investment to acquire the stock of Victel, Inc. (Victor Electric Wire and Cable Corporation's Parent Company) as per the stock purchase agreement and reflect the business combination by the purchase method.


         (1) The elimination of interest expense related to Victor's former parent company debt which was contributed to Victor's capital.

         (2) Adjustment to depreciation expenses resulting from the adjustment of fixed assets acquired and booked in accordance with APB# 16. The acquired fixed assets are being amortized over 3 years and the acquired leasehold improvements are being amortized over 4 years.

                                  Appendix C

             The Company's Unaudited Pro-Forma Combining Condensed Consolidated Statement of Operations for the year ended December 31, 1996.

                              Quadrax Corporation
      Pro-Forma Combining Condensed Consolidated Statement of Operations
      ------------------------------------------------------------------
                     For the Year Ended December 31, 1996
                     ------------------------------------
                                  (Unaudited)
                                  -----------


                                                                                As            Pro-Forma       December 31, 1996
                                            Victor           Quadrax         Combined        Adjustments         As Adjusted
                                         -------------    -------------    -------------    -------------       -------------
Net Sales                                $ 16,608,946     $  3,567,567     $ 20,176,513     $          -        $ 20,176,513

Cost of Sales                              14,225,153        3,674,034       17,899,187                -          17,899,187
                                         -------------    -------------    -------------    -------------       -------------
                     Gross profit           2,383,793         (106,467)       2,277,326                -           2,277,326
                                         -------------    -------------    -------------    -------------       -------------

Selling, general, administrative
  and research & development               (1,674,634)      (5,473,966)      (7,148,600)         125,000 /(1)/    (7,023,600)

Restructuring costs                                 -       (1,325,000)      (1,325,000)               -          (1,325,000)

Depreciation                                 (394,286)        (773,361)      (1,167,647)          53,571 /(3)/    (1,114,076)
                                         -------------    -------------    -------------    -------------       -------------

    Income (loss) from operations             314,873       (7,678,794)      (7,363,921)         178,571          (7,185,350)

Interest expense                             (583,333)      (1,880,774)      (2,464,107)         243,906 /(2)/    (2,220,201)
                                         -------------    -------------    -------------    -------------       -------------

             Income (loss) before
                 income taxes                (268,460)      (9,559,568)      (9,828,028)         422,477          (9,405,551)

                     Income taxes            (308,000)               -         (308,000)         308,000 /(4)/             -
                                         -------------    -------------    -------------    -------------       -------------
                       Net (loss)        $   (576,460)    $ (9,559,568)    $(10,136,028)    $    730,477        $ (9,405,551)
                                         =============    =============    =============    =============       =============

The accompanying note is an integral part of this pro-forma combining condensed consolidated statement of operations.

                              Quadrax Corporation
                              -------------------
      Note to the Combined Condensed Consolidated Pro-Forma Statement of
      ------------------------------------------------------------------
                Operations for the Year Ended December 31, 1996
                -----------------------------------------------



     The pro-forma combining condensed statement of operations for the year ending December 31, 1996 presents the pro-forma effects on the historical combined operating results as if the combination of the combined entity was consummated as of January 1, 1996.

     The pro-forma adjustments include:

          (1) The elimination of expenses related to Victor's former parent which were contributed to Victor's capital at acquisition.

          (2) The elimination of interest expense related to Victor's former parent company debt which was contributed to Victor's capital.

          (3) Adjustment to depreciation expense resulting from the adjustment of fixed assets acquired in accordance with APB #16. The acquired assets are being amortized over 8 years and the acquired leasehold improvements are being amortized over 4 years.

          (4) The elimination of income tax expense related to deferred tax asset accounts that have no value after giving effect to the acquisition of Victor by Quadrax.

                                       2